Exhibit 23.1


                 Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports dated December 16, 1996 (and to all references to our Firm) included in or made part of this Registration Statement on Form S-1.


Arthur Andersen LLP



Chicago, Illinois
February 10, 1997